Exhibit 99.1
RAMCO-GERSHENSON COMMENTS ON EQUITY ONE’S ANNOUNCEMENT
Company Release – 04/09/09
FARMINGTON HILLS, Mich. — Ramco-Gershenson Properties Trust – (NYSE:RPT) announced today that it has received notice that Equity One (NYSE: EQY) intends to nominate two individuals for election to the Board of Trustees of Ramco-Gershenson at the Company’s 2009 Annual Meeting of Shareholders. The Nominating and Governance Committee of Ramco-Gershenson’s Board of Trustees will carefully consider and review the individuals proposed by Equity One and will respond in due course.
As previously announced, the Company is in the process of undertaking a review of financial and strategic alternatives to enhance shareholder value. Ramco-Gershenson intends to complete its review of potential alternatives as promptly as practicable.
Merrill Lynch & Co. is serving as independent financial advisor to the Company, and Wachtell, Lipton, Rosen & Katz and Honigman Miller Schwartz and Cohn LLP are serving as legal counsel.
About Ramco-Gershenson Properties Trust
Ramco-Gershenson Properties Trust, headquartered in Farmington Hills, Michigan, is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT), which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally. The Trust owns interests in 89 shopping centers totaling approximately 20.1 million square feet of gross leasable area in Michigan, Florida, Georgia, Ohio, Wisconsin, Tennessee, Indiana, New Jersey, Virginia, South Carolina, North Carolina, Maryland and Illinois. For additional information regarding Ramco-Gershenson Properties Trust visit the Trust’s website at www.rgpt.com.
This press release contains forward-looking statements with respect to the Ramco-Gershenson’s review of the proposed nominees and its review of financial and strategic alternatives. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions and general industry conditions, changes in tax and other laws, and the risks that the Company’s review of the proposed nominees and its review of financial and strategic alternatives takes longer than anticipated and other factors discussed in the Trust’s reports filed with the Securities and Exchange Commission.
In connection with the Company’s 2009 Annual Meeting of Shareholders, the Company will file a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by Ramco-Gershenson Properties Trust at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained free of charge by directing such request to Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan, 48334, telephone: (248) 350-9900, or on the Company’s website at www.rgpt.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting of Shareholders. Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2008, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the 2009 Annual Meeting of Shareholders when it becomes available.
Contact:
Ramco-Gershenson Properties Trust Media Contact:
Dawn Hendershot, Director of Investor Relations and Corporate Communications
Phone: 248-592-6202
OR
Dan Katcher / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449